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                                                                    Exhibit 99.1



                                        Contact:         Thomas J. Sandeman
                                                         Chief Financial Officer
                                                         (205) 868-2549

                             WALL STREET DELI, INC.
                       FILES FOR CHAPTER 11 REORGANIZATION

BIRMINGHAM, Ala. (October 2, 2001) - Wall Street Deli, Inc. (OTCBB: WSDI) announced today that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filing will enable the Company to protect the values of its properties, operate its business and serve customers while it develops a plan of reorganization for providing a suitable organizational and capital structure for the future. After fighting declining sales and increasing losses for the past few years, the Company embarked on an aggressive program to close or sell marginal restaurants, franchise geographically disparate markets, and retain a core of profitable company-run operations in the Southeast. During fiscal 2002, several restaurants were closed, two were sold, and there were current discussions to negotiate the sale or franchising of up to an additional 30 restaurants.

         The September 11th terrorist attack resulted in the temporary closing of virtually all of the company-owned restaurants in the Washington, D.C.-area, where 35% of the Company's restaurants are located. In addition, most of the remaining restaurants located in high-rise office buildings across the United States closed on that day. All but five of the restaurants were reopened within forty-eight hours, but with lower sales volumes. The restaurants remaining closed include two of the Company's highest volume restaurants, one located in Reagan National Airport in Washington, D.C., and the second at the Allen Center in Houston, Texas.

         In addition, negotiations on the sale of the various restaurants and markets have not been consummated. These occurrences lowered cash inflows even further, and the Company risked losing valuable restaurant properties for late payment of rents. With the Company's already-precarious cash position further weakened by these events, the Company made the determination, after careful consideration of its various options, that reorganization through Chapter 11 presents the best opportunity and mechanism for completing a restructuring that will provide a more appropriate capital structure and sufficient cash to support its operations.

         It is the Company's intent to continue its long-term strategy of shedding unprofitable operations, franchising geographically disparate markets, and maintaining a profitable core of restaurants located in the Southeast.





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WSDI Files for Chapter 11 Bankruptcy Protection
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October 2, 2001


         The Company currently operates 52 restaurants and franchises 22 restaurants in 10 markets.

         This press release contains forward-looking statements, including statements relating to its current business strategy and financing efforts, intended uses of funds, expected financial and operational results, and customer service. Actual results may differ materially from those projected in these forward-looking statements. Many factors could affect actual results, including: the company's ability to arrange debtor-in-possession financing arrangements and operate under those arrangements, its ability to negotiate a favorable restructuring of its debt, raise additional capital, reduce expense and modify its business model, and to develop, prosecute, confirm and consummate a plan of reorganization; the ability of the company to retain and attract key executives and other employees; its ability to maintain lessor, supplier and customer relationships while in bankruptcy and in the context of a continued slow-down in the economy; the difficulties of operating with reduced staffing; and the additional expenses associated with bankruptcy as well as the possibility of unanticipated expenses. The matters discussed in this press release also involve risks and uncertainties described from time to time in the company's filings with the SEC including its most recent Forms 10-Q, Forms 8-K and Form 10-K. Wall Street Deli assumes no obligation to update any forward-looking information contained in this press release.


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